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                                                                   EXHIBIT 4.2.5

                               AMENDMENT NO. 5 TO

                        PREFERRED SHARES RIGHTS AGREEMENT

      This AMENDMENT NO. 5 TO PREFERRED SHARES RIGHTS AGREEMENT dated as of April 22, 2004 (the "Amendment") is made by and between Catalyst Semiconductor, Inc., a Delaware corporation (the "Company") and EquiServe Trust Company, N.A., as rights agent (the "Rights Agent").

                                    RECITALS

      WHEREAS, the Company and the Rights Agent are parties to a Preferred Shares Rights Agreement dated as of December 3, 1996, as amended (the "Rights Agreement");

      WHEREAS, in connection with the sale by Elex N.V. to the Company of 600,000 shares of the Company's Common Stock, and pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the Rights Agent desire to evidence such amendment in writing.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

      1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement, which currently reads as follows:

            "Notwithstanding anything in this Rights Agreement to the contrary, neither Elex NV ("Elex") (or its Affiliates or Associates) nor Roland Duchatelet (or his Affiliates or Associates) shall be deemed to be an Acquiring Person solely by virtue of the announcement, occurrence or continuance of (i) the execution of the Common Stock Purchase Agreement dated as of May 26, 1998 between Elex and the Company (the "Purchase Agreement"), (ii) the execution of the Common Stock Purchase Agreement dated as of September 14, 1998 between Elex and the Company (the "Second Purchase Agreement"), (iii) the issuance to Elex of 1,500,000 shares of Common Stock of the Company in accordance with the terms of the Purchase Agreement and 4,000,000 shares of Common Stock of the Company in accordance with the terms of the Second Purchase Agreement, (iv) the grant of options to purchase shares of the Company's Common Stock to Mr. Roland Duchatelet in connection with his position as a member of the Board of Directors of the Company, (v) the issuance of shares of Common Stock upon the exercise by Mr. Roland Duchatelet of any options granted to Mr. Duchatelet in connection with his position as a member of the Board of Directors of the Company, (vi) any purchase by Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates) of shares of the Company's Common Stock in the open market from time to time, so long as any such purchase of shares does not cause Elex (and its Affiliates and Associates) and Mr. Duchatelet (and his Affiliates and Associates) collectively at the time of such purchase to be or to become deemed to be the Beneficial Owner of more than 5,500,000 shares of the Company's Common Stock in the aggregate (as appropriately

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      adjusted for stock splits, stock dividends and the like) (together with the shares described in clauses (iii), (iv) and (v) above, the "PERMITTED SHARES"), or (vii) Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates) holding or being deemed a Beneficial Owner of the Permitted Shares; provided, however, that if Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates), at any time after the issuance or purchase of any and all Permitted Shares, shall be or become deemed to be the Beneficial Owner of shares of Common Stock of the Company other than the Permitted Shares, then such exemptions from being deemed an Acquiring Person contained in this sentence shall not be applicable.

is hereby amended in its entirety to read as follows:

            "Notwithstanding anything in this Rights Agreement to the contrary, neither Elex NV ("Elex") (or its Affiliates or Associates) nor Roland Duchatelet (or his Affiliates or Associates) shall be deemed to be an Acquiring Person solely by virtue of the announcement, occurrence or continuance of (i) the execution of the Common Stock Purchase Agreement dated as of May 26, 1998 between Elex and the Company (the "Purchase Agreement"), (ii) the execution of the Common Stock Purchase Agreement dated as of September 14, 1998 between Elex and the Company (the "Second Purchase Agreement"), (iii) the issuance to Elex of 1,500,000 shares of Common Stock of the Company in accordance with the terms of the Purchase Agreement and 4,000,000 shares of Common Stock of the Company in accordance with the terms of the Second Purchase Agreement, (iv) the grant of options to purchase shares of the Company's Common Stock to Roland Duchatelet in connection with his position as a member of the Board of Directors of the Company, (v) the issuance of shares of Common Stock upon the exercise by Roland Duchatelet of any options granted to Mr. Duchatelet in connection with his position as a member of the Board of Directors of the Company, (vi) any purchase by Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates) of shares of the Company's Common Stock in the open market from time to time, so long as any such purchase of shares does not cause Elex (and its Affiliates and Associates) and Mr. Duchatelet (and his Affiliates and Associates) collectively at the time of such purchase to be or to become deemed to be the Beneficial Owner of more than (1) 3,687,007 shares of the Company's Common Stock in the aggregate (as appropriately adjusted for stock splits, stock dividends and the like) less (2) the number of shares of Common Stock (as appropriately adjusted for stock splits, stock dividends and the like) sold, transferred or otherwise disposed of by Elex (and its Affiliates and Associates) after April 22, 2004 (together with the shares described in clauses (iii), (iv) and (v) above, the "Permitted Shares"), or (vii) Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates) holding or being deemed a Beneficial Owner of the Permitted Shares; provided, however, that if Elex (or its Affiliates or Associates) or Mr. Duchatelet (or his Affiliates or Associates), at any time after the issuance or purchase of any and all Permitted Shares, shall be or become deemed to be the Beneficial Owner of shares of Common Stock of the Company other than the Permitted Shares, then such exemptions from being deemed an Acquiring Person contained in this sentence shall not be applicable; provided further, however, that the exemptions contained in this sentence shall not be applicable from and after the date that Elex (and its Affiliates or Associates) and Mr. Duchatelet (and his

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      Affiliates or Associates) Beneficially Own less than 15% of the Common
      Shares then outstanding.

      2. Amendment of Section 20. Section 20 of the Rights Agreement is amended to insert a new Section 20(l) to read as follows:

            "(l) Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest."

      3. Amendment of Section 21. Section 21 of the Rights Agreement, which currently reads as follows:

            "The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect

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      therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be."

is hereby amended in its entirety to read as follows:

            "The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice (or, following the termination of the transfer agency relationship, if any, in effect between the Company and such Rights Agent or successor Rights Agent, upon ten (10) business days' notice) in writing mailed to the Company and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice (or, following the termination of the transfer agency relationship, if any, in effect between the Company and such Rights Agent or successor Rights Agent, upon ten (10) business days' notice) in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days (or, following the termination of the transfer agency relationship, if any, in effect between the Company and such Rights Agent or successor Rights Agent, of ten (10) business days) after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be."

      4. Effectiveness. This Amendment shall be deemed effective as of April 22, 2004 as if executed on such date. Except as specifically amended hereby, all of the terms of the Rights

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Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

      5. Counterparts. This Amendment may be executed in counterparts and the signature pages may be combined to create a document binding on all of the parties hereto.

      6. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (Remainder of Page Left Blank Intentionally)

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      IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Amendment as of the date first written above.

                                  CATALYST SEMICONDUCTOR, INC.

                                  By:  /s/ Gelu Voicu
                                       -----------------------------------------
                                       Gelu Voicu
                                       President and Chief Executive Officer

                                  EQUISERVE TRUST COMPANY N.A.

                                  By:  /s/ Carol Mulvey-Eori
                                       -----------------------------------------
                                       Name: Carol Mulvey-Eori
                                       Title: Managing Director